Exhibit 23.3

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement of CNE Group, Inc. on Form S-3 of our report dated March 5, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph related to an uncertainty as to the Company's ability to continue as a going concern) appearing in the Annual Report on Form 10-KSB of CNE Group, Inc. for the year ended December 31, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




                                       ROSEN SEYMOUR SHAPSS MARTIN & COMPANY LLP
                                       CERTIFIED PUBLIC ACCOUNTANTS



New York, New York
May 25, 2004